As Filed with the Securities and Exchange Commission on June 10, 2024
File No. 001-41971

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT No. 3
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
SUNRISE REALTY TRUST, INC.
(Exact name of Registrant as specified in its charter)

Maryland	93-3168928
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

525 Okeechobee Blvd., Suite 1650 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip code)
(561) 530-3315
(Registrant’s telephone number, including area code)
Copy to:
C. Brophy Christensen
Jeeho M. Lee
Brad L. Finkelstein
O’Melveny & Myers LLP
Two Embarcadero Center
28th Floor, San Francisco, CA 94111
(415) 984-8700
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common stock, $0.01 par value per share	The Nasdaq Capital Market
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SUNRISE REALTY TRUST, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained under the sections of the information statement entitled “Special Note Regarding Forward-Looking Statements,” “Information Statement Summary,” “Risk Factors,” “The Separation and Distribution,” “Capitalization,” “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Management Compensation,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information,” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6. Management Compensation.
The information required by this item is contained under the sections of the information statement entitled “Management Compensation.” Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution—Agreements with AFC Gamma,” “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.
Item 8. Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Separation and Distribution,” “Distribution Policy,” “Capitalization,” “Management Compensation,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
None.
Item 11. Description of Registrant’s Securities to Be Registered.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors—Risks Related to Our Common Stock,” “Distribution Policy,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the sections of the information statement entitled “Certain Relationships and Related Party Transactions—Related Party Transactions since Inception” and “Description of Capital Stock” Those sections are incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.

Item 15. Financial Statements and Exhibits.
(a) Financial Statements
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Financial Statements” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.
(b) Exhibits
The following documents are filed as exhibits hereto:

2.1	Form of Separation and Distribution Agreement by and between AFC Gamma, Inc. and the Registrant

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated Bylaws

10.1	Form of Tax Matters Agreement by and between AFC Gamma, Inc. and the Registrant

10.2	Form of Management Agreement by and between the Registrant and Sunrise Manager LLC

10.3**	Form of Indemnification Agreement to be entered into between the Registrant and each of its directors and executive officers

10.4**+	Form of 2024 Stock Incentive Plan

21.1	Subsidiaries of the Registrant

99.1**	Information Statement of Registrant preliminary and subject to completion

99.2***	Audited Financial Statements as of December 31, 2023 of Belpointe PREP, LLC, (Item 8 of this exhibit only)

99.3***	Unaudited Financial Statements as of March 31, 2024 of Belpointe PREP, LLC, (Item 1 of this exhibit only)
__________________
**Filed herewith
#To be filed by amendment
+Management contract or compensatory plan or arrangement
***Financial information for Loan B. BP Mezz 1991 Main, LLC, the borrower for Loan B, is a subsidiary of Belpointe PREP, LLC (“Filer”) who is a guarantor of the Loan B borrower’s obligations under such loan. Sunrise Realty Trust, Inc. (“SUNS”) has obtained this information from Belpointe PREP, LLC’s publicly available information. The information in Exhibits 99.2 and 99.3 was not prepared specifically for SUNS and for purposes of the SUNS’ Form 10, Exhibits 99.2 and 99.3 only refers to Item 8 of Filer’s annual report on Form 10-K and Item 1 of Filer’s quarterly report on Form 10-Q, respectively, and no other information or parts of the annual and quarterly report, respectively. SUNS believes the information in Exhibits 99.2 and 99.3 to be reliable, but SUNS has not independently verified the accuracy of this information.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNRISE REALTY TRUST, INC.

	By:	/s/ Brandon Hetzel
	Name:	Brandon Hetzel
	Title:	Chief Financial Officer
Date: June 10, 2024
4